As filed with the Securities and Exchange Commission on December 4, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
STOCK YARDS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-1137529
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1040 East Main Street
Louisville, Kentucky 40206
(502) 582-2571
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. T. Clay Stinnett
Executive Vice President, Treasurer, and Chief Financial Officer
Stock Yards Bancorp, Inc.
1040 East Main Street
Louisville, Kentucky 40206
Phone: (502) 582-2571
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Nathan L. Berger General Counsel Stock Yards Bancorp, Inc. 1040 East Main Street Louisville, Kentucky 40206 (502) 582-2571	James A. Giesel Nicole R. Karr Frost Brown Todd LLP 400 West Market Street 32nd Floor Louisville, Kentucky 40202 (502) 589-5400
Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This registration statement contains two prospectuses:
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A base prospectus (the “Base Prospectus”) which covers the offering, issuance and sale by us or the offering and sale by selling securityholders of the securities identified in the Base Prospectus from time to time in one or more offerings; and

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A prospectus to be used for the offering and sale by the selling stockholders named in such prospectus of up to a maximum of 1,631,002 shares of our common stock (the “Resale Prospectus”), which shares were previously registered pursuant to a prospectus supplement, filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2022, to the Registration Statement on Form S-3 (File No. 333-261637) (the “Prior Registration Statement”), but have not been sold (the “Unsold Shares”). The Prior Registration Statement was filed with the SEC and became automatically effective on December 14, 2021. The Prior Registration Statement is scheduled to expire on December 14, 2024 pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 415(a)(6) under the Securities Act, effectiveness of this registration statement will be deemed to terminate the offering of the Unsold Shares under the Prior Registration Statement.

The Base Prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the Base Prospectus will be specified in one or more prospectus supplements to the Base Prospectus. Information about the selling stockholders that may sell shares of our common stock registered pursuant to the Resale Prospectus is included in the Resale Prospectus that immediately follows the Base Prospectus.

Prospectus
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS
PURCHASE CONTRACTS
UNITS
Stock Yards Bancorp, Inc. (“SYBT,” “Stock Yards Bancorp” or the “Company”) may offer, issue and sell from time to time, together or separately:
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debt securities, which may be senior or subordinated debt securities;

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shares of its common stock;

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shares of its preferred stock, which it may issue in one or more series;

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depositary shares representing shares of its preferred stock;

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warrants to purchase debt or equity securities;

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purchase contracts; and

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units, each representing ownership of a combination of two or more securities.

We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet that will precede the prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. You should read this prospectus and the accompanying prospectus supplement and/or free writing prospectus carefully before you make your investment decision. References to “we,” “us” and “our” refer to Stock Yards Bancorp.
THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents or directly to purchasers. These securities also may be resold by selling shareholders, whether owned on the date hereof or hereafter. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering and the identities of any selling shareholders. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Stock Yards Bancorp’s common stock is listed on the Nasdaq Stock Market (“NASDAQ”) under the symbol “SYBT.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
The securities offered by this prospectus and any accompanying prospectus supplement are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of Stock Yards Bancorp, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 4.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 4, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using an automatic “shelf” registration process. Under this automatic shelf registration process, we or any selling shareholders may, from time to time, offer and sell any combination of the securities described in this prospectus, in one or more offerings at an unspecified aggregate initial offering price.
This prospectus provides you with a general description of the securities we or the selling shareholders may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus, as applicable. You should read both this prospectus and any prospectus supplement and/or free writing prospectus together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should only rely on the information contained or incorporated by reference in this prospectus. Neither we nor any selling shareholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling shareholder are making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted.
You should assume that the information in this prospectus is accurate as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
This prospectus contains summary descriptions of the securities that we or selling shareholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement and/or free writing prospectus.
Our principal executive office is located at 1040 East Main Street, Louisville, Kentucky 40206 (telephone number: (502) 582-2571).
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s internet site can be found at http://www.sec.gov. We make available free of charge most of our SEC filings on the investor relations page of our website at https://stockyardsbancorp.q4ir.com/overview/default.aspx as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus or incorporated by reference into this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated by the SEC thereunder. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Documents by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, please refer to the copy of the relevant document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by reference to the document it describes.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this prospectus. We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that we have already filed with the SEC (other than any portion of such filings that are furnished, rather than filed, under the SEC’s applicable rules):
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Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 27, 2024;

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Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2024, filed on May 7, 2024, the quarterly period ended June 30, 2024, filed on August 6, 2024, and the quarterly period ended September 30, 2024, filed on November 5, 2024;

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Current Reports on Form 8-K, filed on May 1, 2024 and August 21, 2024;

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The Definitive Proxy Statement on Schedule 14A filed with the SEC on March 14, 2024; and

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The description of Stock Yards Bancorp’s common stock set forth in its registration statement on Form 8-A Filed on July 22, 2005, as updated by Exhibit 4.1 to Stock Yards Bancorp’s Form 10-K for the year ended December 31, 2023, filed on February 27, 2024.

We incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and before the termination of the offering of the securities described in this prospectus (other than any information that has been “furnished” but not “filed” for purposes of the Exchange Act and applicable SEC rules). These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to Stock Yards Bancorp, Inc., Attention: Chief Financial Officer, 1040 East Main Street, Louisville, Kentucky 40206 (telephone number: (502) 582-2571).
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This document contains statements relating to future results of the Company that are considered “forward-looking” as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the statement. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believe,” “can,” “conclude,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “may,” “might,” “outlook,” “possible,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “will likely,” “would,” or other similar expressions. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control.

Forward-looking statements detail management’s expectations regarding the future and are based on information known to management only as of the date the statements are made and management undertakes no obligation to update forward-looking statements to reflect events or circumstances that occur after the date forward-looking statements are made, except as required by applicable regulation.
As set forth more fully under “Part I, Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent combined Quarterly Reports on Form 10-Q, each of which is incorporated by reference herein, important factors that could cause actual results, performance, or achievements to differ materially from those expressed in or implied by forward-looking statements include, without limitation, the following:
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changes in, or forecasts of, future political and economic conditions, inflation or recession and efforts to control related development;

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accuracy of assumptions and estimates used in establishing the Allowance for Credit Losses on loans, Allowance for Credit Losses for off-balance sheet credit exposures and other estimates;

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impairment of investment securities, goodwill, other intangible assets or Deferred Tax Assets;

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ability to effectively navigate an economic slowdown or other economic or market disruptions;

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changes in laws and regulations or the interpretation thereof;

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changes in fiscal, monetary, and/or regulatory policies;

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changes in tax polices including but not limited to changes in federal and state statutory rates;

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behavior of securities and capital markets, including changes in market volatility and liquidity;

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ability to effectively manage capital and liquidity;

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long-term and short-term interest rate fluctuations, as well as the shape of the U.S. Treasury yield curve;

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the magnitude and frequency of changes to the Federal Funds Target Rate implemented by the Federal Open Market Committee of the Federal Reserve Bank;

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competitive product and pricing pressures;

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projections of revenue, expenses, capital expenditures, losses, Earnings Per Share, dividends, capital structure, etc.;

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integration of acquired financial institutions, businesses or future acquisitions;

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changes in the credit quality of Stock Yards Bancorp’s customers and counterparties, deteriorating asset quality and charge-off levels;

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changes in technology instituted by Stock Yards Bancorp, its counterparties or competitors;

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changes to or the effectiveness of Stock Yards Bancorp’s overall internal control environment;

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adequacy of Stock Yards Bancorp’s risk management framework, disclosure controls and procedures and internal control over financial reporting;

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changes in applicable accounting standards, including the introduction of new accounting standards;

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changes in investor sentiment or consumer/business spending or savings behavior;

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ability to appropriately address social, environmental and sustainability concerns that may arise from business activities;

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occurrence of natural or man-made disasters or calamities, including health emergencies, the spread of infectious diseases, pandemics or outbreaks of hostilities, and Stock Yards Bancorp’s ability to deal effectively with disruptions caused by the foregoing;

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ability to maintain the security of its financial, accounting, technology, data processing and other operational systems and facilities;

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ability to withstand disruptions that may be caused by any failure of its operational systems or those of third parties;

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ability to effectively defend itself against cyberattacks or other attempts by unauthorized parties to access information of Stock Yards Bancorp, its vendors or its customers or to disrupt systems; and

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other risks and uncertainties reported from time-to-time in Stock Yards Bancorp’s filings with the SEC, including Part I Item 1A “Risk Factors” of Stock Yards Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2023.

We also direct readers to the other risks and uncertainties discussed in other documents we file with the SEC.
The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision to purchase our securities. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.
OUR COMPANY
Stock Yards Bancorp, Inc. is a financial holding company, headquartered in Louisville, Kentucky. Stock Yards Bancorp is the holding company for Stock Yards Bank & Trust Company (“Stock Yards Bank”). Stock Yards Bancorp, which was incorporated in 1988 in Kentucky, is registered with, and subject to supervision, regulation and examination by, the Board of Governors of the Federal Reserve System. Stock Yards Bank, chartered in 1904, is a state-chartered non-member financial institution that provides services in Louisville, central, eastern and northern Kentucky, as well as the Indianapolis, Indiana and Cincinnati, Ohio metropolitan markets through 72 full service banking center locations.
As of September 30, 2024, Stock Yards Bancorp had total consolidated assets of approximately $8.43 billion, total loans of approximately $6.28 billion, total deposits of approximately $6.73 billion, and total shareholders’ equity of approximately $934 million. As of September 30, 2024, Stock Yards Bancorp had approximately $7.32 billion of assets under management as part of its Wealth Management & Trust operations. Stock Yards Bank is registered with, and subject to supervision, regulation and examination by the Federal Deposit Insurance Corporation and the Kentucky Department of Financial Institutions.
Stock Yards Bancorp’s common stock is traded on the Nasdaq Stock Market under the symbol “SYBT.”
Our executive offices are located at 1040 East Main Street, Louisville, Kentucky 40206. Our telephone number is (502) 582-2571. Our website address is https://www.syb.com. The information on our website is not part of this prospectus and is not incorporated into this prospectus or any accompanying prospectus supplement by reference.
RISK FACTORS
Before you invest in any of our securities, in addition to the other information in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in any prospectus supplement as well the risk factors discussed under “Part I, Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q which are incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act. These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Incorporation of Certain Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from any sale of securities for general corporate purposes. We may provide additional information on the use of the net proceeds from any sale of securities in an applicable prospectus supplement or other offering materials relating to the securities. Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling shareholder. We may pay expenses in connection with sales by selling shareholders.
DESCRIPTION OF DEBT SECURITIES
We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We will issue debt securities under one or more separate indentures between us and a trustee to be identified in the applicable prospectus supplement.
The following summary of the general terms and provisions of the indenture is not complete (the text below refers to both indentures as the form of  “indenture”). Forms of indentures for senior indebtedness and subordinated indebtedness are included as exhibits to the registration statement of which this prospectus forms a part. The indentures are substantially identical except as described below under “Subordinated Debt Securities” in this section. You should read the indentures for provisions that may be important to you.
When we offer to sell a particular series of debt securities, the prospectus supplement will describe the specific terms of the series, and it will also address whether the general terms and provisions described below apply to the particular series of debt securities. Capitalized terms used in the summary have the meanings specified in the forms of indenture.
General
Unless otherwise provided in a supplemental indenture, our board of directors will set the particular terms of each series of debt securities, which will be described in a prospectus supplement relating to such series. We can issue an unlimited amount of debt securities under the indenture, in one or more series with the same or various maturities, at par, at a premium or at a discount. Among other things, the prospectus supplement relating to a series of debt securities being offered will address the following terms of the debt securities:
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the title of the debt securities;

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the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

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whether the debt securities will be senior or subordinated, and, if subordinated, any such provisions that are different from those described below under “Subordinated Debt Securities;”

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any limit on the aggregate principal amount of the debt securities;

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the date(s) when principal payments are due on the debt securities;

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the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

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the place(s) where principal of, premium and interest on the debt securities will be payable;

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provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

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the denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and any integral multiple in excess thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

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any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

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any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

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any other specific terms of such debt securities.

In addition, we may issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. To the extent applicable, conversion may be mandatory, at the option of the holder or at our option, in which case the number of shares of common or preferred stock to be received upon conversion would be calculated as of a time and in the manner stated in the prospectus supplement.
The applicable prospectus supplement will provide an overview of the U.S. federal income tax considerations and other special considerations applicable to any debt securities we offer for sale.
Transfer and Exchange
As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) or one or more global securities registered in the name of a depositary, or its nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), in the aggregate principal amount of the series of debt securities. Except as described below under the heading “Global Debt Securities and Book-Entry System,” book-entry debt securities will not be certificated.
Certificated Debt Securities
You can transfer certificated debt securities (and the right to receive the principal of, premium and interest thereon) only by surrendering the certificate representing those certificated debt securities. Either we or the trustee will reissue the existing certificate, or issue a new certificate, to the new holder.
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. There is no service charge, but we may require payment of a sum sufficient to cover any taxes or other governmental charges payable in connection with a transfer or exchange.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, The Depository Trust Company (which we refer to below as “DTC” or the “depositary”), as the depositary, and registered in its (or its nominee’s) name. DTC is a limited-purpose trust company and a “banking organization” organized under New York law, a member of the Federal Reserve System, a “clearing corporation” within in the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. We understand that DTC intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to “participants” or persons that may hold interests through participants (sometimes called “indirect participants”). A participant is a person having an account with the depositary for the related global debt security, typically broker-dealers, banks, trust companies, clearing corporations and certain other organizations. Upon the issuance of a global debt security, the depositary will credit the participants’ accounts on its book-entry registration and transfer system with the respective principal amounts of the book-entry debt securities owned by such participants; the depositary will have no knowledge of the underlying beneficial owners of the book-entry debt securities owned by participants. Any dealers, underwriters or agents participating in the distribution of the book-entry debt securities will designate accounts to be credited. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of indirect participants). Some states may legally require certain purchasers to take physical delivery of such securities, which may impair your ability to own, transfer or pledge beneficial interests in book-entry debt securities.
So long as DTC (or its nominee) is the registered owner of a global debt security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. This means that, except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names or to receive physical delivery of a certificate in definitive form nor will such beneficial owners be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture each person beneficially owning book-entry debt securities must rely on DTC’s procedures for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest. As a beneficial owner of book-entry debt securities, information regarding your holdings will come through the participant, or indirect participant, through which you own such securities.
Notwithstanding the above, under existing industry practice, the depositary may authorize persons on whose behalf it holds a global debt security to exercise certain of a holder’s rights. For purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture, we, the trustee and our respective agents will treat DTC as the holder of a debt security and/or any persons specified in a written statement of the depositary with respect to that global debt security.
All payments of principal of, and premium and interest on, book-entry debt securities will be paid to DTC (or its nominee) as the registered holder of the related global debt security, and any redemption notices will be sent directly to DTC. Neither we, the trustee nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. We expect DTC, upon receipt of any payment of principal of, premium or interest on a global debt security, to immediately credit participants’ accounts with payments ratably according to the respective amounts of book-entry debt securities held by each participant. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, similar to those for securities held in “street name.”
We will issue certificated debt securities in exchange for each global debt security if the depositary at any time cannot or will not continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days. In addition, we may at any time and in our sole discretion decide not to have the book-entry debt securities represented by global debt securities; in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. If an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing, holders may exchange global debt securities for certificated debt securities.
We have obtained the foregoing information concerning DTC and its book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change in Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions affording holders of the debt securities protection, such as prior consent or acceleration rights, in the event we agree to a change in control or a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.
Covenants
The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.
Consolidation, Merger and Sale of Assets
We may not consolidate or merge with, or sell or lease all or substantially all of our properties and assets to, any person, which we refer to as a “successor,” unless:
•
we are the surviving corporation or the successor (if not us) is a corporation organized and existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•
immediately after giving effect to the transaction, no event of default, and no event which after the giving of notice or lapse of time or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•
certain other conditions are met.

Events of Default
For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events, unless otherwise specified in the prospectus supplement:
•
default in the payment when due of any interest on any debt security of that series, and continuance of such default for a period of 30 days (unless we deposit the entire amount of such payment with the trustee or with a paying agent prior to the expiration of such 30-day period);

•
default in the payment when due of principal of any debt security of that series;

•
default in the deposit when due of any sinking fund payment in respect of any debt security of that series;

•
default in the performance or breach of any other covenant or warranty in the indenture that applies to such series, which default continues (without such default or breach having been waived in accordance with the provisions of the indenture) for a period of 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•
certain events of bankruptcy, insolvency or reorganization involving us.

The applicable prospectus supplement will explain whether or not an event of default with respect to one series of debt securities will constitute a cross-default with respect to any other series of debt securities (except that certain events of bankruptcy, insolvency or reorganization will always constitute cross-defaults).
If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of 25.0% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration is automatic (without any notice required) in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to exercise any rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•
that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•
the holders of at least 25% in principal amount of the outstanding debt securities of that series have requested the trustee in writing (and offered reasonable indemnity to the trustee) to institute the proceeding (and have not subsequently given contrary instructions), and the trustee has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
Under the indenture we must furnish the trustee a statement as to compliance with the indenture within 120 days after the end of our fiscal year. The indenture provides that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interests of the holders of those debt securities.
Modification and Waiver
We may amend or supplement the indenture or a series of debt securities if the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments consent thereto. We may not make any amendment or waiver without the consent of the specific holder of an affected debt security then outstanding if that amendment or waiver will:
•
reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•
reduce the rate of, or extend the time for payment of, interest (including default interest) on any debt security;

•
reduce the principal or change the stated maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•
reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default or event of default in the payment of the principal of or interest, if any, on any debt security (except a rescission of acceleration by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•
make the principal of or interest, if any, on any debt security payable in any currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, holders’ rights to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•
waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive any past default under the indenture with respect to that series and its consequences, except a payment default or a default of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
We may deposit with the trustee, in trust, cash or U.S. government securities in an amount that, which through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash, which is sufficient in the opinion of our independent public accountants to make all payments of principal and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents and certain rights of the trustee and our obligations with respect thereto). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
Under the indenture (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with the covenants described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.
Covenant Defeasance and Events of Default
If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

The Trustee
The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.
Subordinated Debt Securities
The indenture will govern the extent to which payment on any subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.
Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of principal and interest on subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of such senior indebtedness. If subordinated debt securities are accelerated because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness of any acceleration of payment of the subordinated debt securities.
We may not make any payment on the subordinated debt securities, including upon redemption (whether at the holder’s or our option) if:
•
a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of any senior indebtedness occurs and is continuing beyond any applicable grace period (called a “payment default”); or

•
a default (other than a payment default) with respect to designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities, in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and, in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated, unless the indenture otherwise prohibits such payment or distribution at the time of such payment or distribution.
No new payment blockage notice may be given unless and until 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments, premium, if any, and interest on the debt securities that have come due have been paid in full in cash. A non-payment default existing or continuing on the date of delivery of any payment blockage notice cannot be the basis for any later payment blockage notice.
If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the foregoing subordination provisions, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.
In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

The indenture does not prohibit us from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior indebtedness.
We are obligated to pay reasonable compensation to the trustee, reimburse the trustee for reasonable expenses and to indemnify the trustee against certain losses, liabilities or expenses it incurs in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee and will not be subject to subordination.
Certain Definitions
“Indebtedness” means:
(1)
all indebtedness, obligations and other liabilities (contingent or otherwise) for borrowed money (including our obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such person or to only a portion thereof) (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services);

(2)
all reimbursement obligations and other liabilities (contingent or otherwise) with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)
all obligations and liabilities (contingent or otherwise) in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on our balance sheet, and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which contractually obligates us to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such person under such lease or related document to purchase or to cause a third party to purchase such leased property;

(4)
all obligations (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(5)
all direct or indirect guaranties or similar agreements in respect of, and obligations or liabilities (contingent or otherwise), to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of indebtedness, obligations or liabilities of others of the type described in (1) through (4) above;

(6)
any indebtedness or other obligations described in (1) through (5) above secured by any mortgage, pledge, lien or other encumbrance existing on property which we own or hold, regardless of whether the indebtedness or other obligation secured thereby shall be assumed by us; and

(7)
any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (6) above.

“Senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, additional amounts, if any, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. Senior indebtedness does not include:
•
indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

•
our indebtedness to any of our majority-owned subsidiaries.

Governing Law
Unless otherwise set forth in the prospectus supplement applicable to the particular series of debt securities, the indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
DESCRIPTION OF CAPITAL STOCK
The following is a description of our capital stock and the material provisions of Stock Yards Bancorp’s amended and restated articles of incorporation, as amended (the “articles”) and bylaws (the “bylaws”). The following summary of the terms of the capital stock of Stock Yards Bancorp is not intended to be complete and is subject in all respects to the applicable provisions of federal law governing bank holding companies, the Kentucky Business Corporation Act (the “KBCA”) and Stock Yards Bancorp’s articles and bylaws. See the section of this Registration Statement entitled “Where You Can Find More Information” on page 1 for more information.
General
The authorized capital stock of Stock Yards Bancorp consists of 40,000,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, no par value. As of December 2, 2024, 29,431,116 shares of Stock Yards Bancorp common stock were outstanding, and no shares of Stock Yards Bancorp preferred stock were outstanding. Stock Yards Bancorp preferred stock may be issued in one or more series with those terms and at those times and for any consideration as the Stock Yards Bancorp board of directors determines.
Common Stock
The outstanding shares of Stock Yards Bancorp common stock are fully paid and nonassessable. Holders of shares of Stock Yards Bancorp common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Holders of shares of Stock Yards Bancorp common stock do not have preemptive rights and are not entitled to cumulative voting rights with respect to the election of directors. Holders of shares of Stock Yards Bancorp common stock are entitled to receive and share equally in dividends, if, as, and when such dividends are declared by our board of directors out of assets legally available for such purpose, subject to the rights of holders of any class or series of preferred stock which may then be outstanding. Shares of Stock Yards Bancorp common stock are neither redeemable nor convertible into other securities, and there are no sinking fund provisions with respect to the Stock Yards Bancorp common stock.
Subject to the preferences applicable to any shares of Stock Yards Bancorp preferred stock outstanding at the time, holders of shares of Stock Yards Bancorp common stock are entitled to, in the event of liquidation, share pro rata in all assets remaining after payment of liabilities.
Preferred Stock
No shares of Stock Yards Bancorp preferred stock are currently outstanding. Stock Yards Bancorp preferred stock may be issued by vote of the Stock Yards Bancorp board of directors without shareholder approval. Stock Yards Bancorp preferred stock may be issued in one or more classes and series, with such designations, voting rights (or without voting rights), redemption, conversion or sinking fund provisions, dividend rates or provisions, liquidation rights, and other preferences and limitations as the Stock Yards Bancorp board of directors may determine in the exercise of its business judgment. Stock Yards Bancorp preferred stock may be issued by the Stock Yards Bancorp board of directors for a variety of reasons.
Shares of Stock Yards Bancorp preferred stock could be issued in public or private transactions in one or more (isolated or series of) issues. The shares of any issue of Stock Yards Bancorp preferred stock could be issued with rights, including voting, dividend, and liquidation features, superior to those of any issue or class of shares, including the shares of Stock Yards Bancorp common stock to be issued in connection with the merger. The issuance of shares of Stock Yards Bancorp preferred stock could serve to dilute the voting rights or ownership percentage of the holders of Stock Yards Bancorp common stock. The issuance of Stock Yards Bancorp preferred stock might also serve to deter or block any attempt to obtain control of Stock Yards Bancorp or to facilitate any such attempt.
Stock Yards Bancorp’s Articles and Bylaws
Authorized but Unissued Shares
Stock Yards Bancorp is authorized to issue 40,000,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, no par value per share. The board of directors may issue shares of the preferred stock from time to time, in one or more series, without shareholder approval. The board of directors may determine the preferences, limitations and relative rights, to the extent permitted by Kentucky law, of any class, or series within a class, of preferred stock that it designates.
Preemptive Rights
The shareholders of Stock Yards Bancorp do not have any preemptive rights.
Dividend Rights
Stock Yards Bancorp shareholders are entitled to receive and share equally in the dividends, if, as, and when such dividends are declared by the Stock Yards Bancorp board of directors out of assets legally available for such purpose, subject to the rights of holders of any class or series of preferred stock which may then be outstanding.
Voting Rights
Stock Yards Bancorp’s shareholders are entitled to voting rights of one vote per share on all matters which require their vote and do not have the right to cumulate votes in the election of directors.
Size of Board of Directors
Stock Yards Bancorp’s articles of incorporation state that its board shall be composed of not less than nine directors and the bylaws provide that the number shall not be less than nine nor more than 20 directors. Within those limits, the number of directors will be fixed by resolution of the board, subject to revision by resolution of the shareholders of Stock Yards Bancorp.
Classes of Directors
Each director shall be elected to serve a term of one year, with each director’s term to expire at the annual meeting of shareholders next following the director’s election as a director. Notwithstanding the expiration of the term of a director, the director shall continue to serve until the director’s successor shall be elected and qualified. The board of directors is not classified.
Election of Directors
The Stock Yards Bancorp directors are elected by shareholders of Stock Yards Bancorp at an annual meeting of shareholders or a special meeting called for the purpose of electing directors. The articles of incorporation and bylaws require majority voting for the election of directors in uncontested elections. This means that the director nominees in an uncontested election for directors must receive a number of votes cast “for” his or her election that exceeds the number of votes cast “against.” If the number of nominees exceeds the number of directors to be elected, the directors are elected by a plurality of the votes cast.
Vacancies on the Board of Directors
Any vacancies and newly created directorships resulting from any increase in the number of directors on the Stock Yards Bancorp board is filled by a majority vote of the Stock Yards Bancorp directors, even if the number of such votes are less than a quorum, or by the sole remaining director. Each such elected director serves until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.
Removal or Resignation of Directors
A director of Stock Yards Bancorp may only be removed for cause and only by the affirmative vote of a majority of the then outstanding shares of capital stock entitled to vote in the election of the Stock Yards Bancorp directors.
Nominees for directors in uncontested elections are elected by a majority of votes cast in the election. An incumbent director who fails to receive a majority vote in an uncontested election in accordance with Stock Yards Bancorp’s articles of incorporation and bylaws shall, within five days following the certification of the election results, tender his or her written resignation to the Chairman of the Board for consideration by Stock Yards Bancorp’s Nominating and Corporate Governance Committee.
Amendments to Organizational Documents
Except as otherwise specified therein, the Stock Yards Bancorp articles of incorporation may be amended if proposed by the Stock Yards Bancorp board of directors and approved by the affirmative vote of a majority of the outstanding shares entitled to vote. With respect to provisions relating to the approval of certain types of business combination transactions, the Stock Yards Bancorp board of directors may propose an amendment to the charter for submission to the shareholders and will be adopted by the shareholders if approved by at least (i) 80% of the voting power of the then outstanding shares of capital stock entitled to vote, voting as a single class, and (ii) two-thirds of the voting power of the then outstanding shares of capital stock entitled to vote which is not beneficially owned by an interested shareholder (as defined in the articles of incorporation), voting together as a single class. With respect to provisions relating to the removal of directors, the Stock Yards Bancorp board of directors may propose an amendment to the charter for submission to the shareholders and will be adopted by the shareholders if approved by at least two-thirds of the voting power of the then outstanding shares of capital stock entitled to vote, voting as a single class.
Stock Yards Bancorp’s bylaws may be amended by the majority vote of the entire Stock Yards Bancorp board of directors at any regular or special meeting of the board of directors at which a quorum is present, subject, however, to repeal or change by action of the shareholders at any annual or special meeting of shareholders at which a quorum is present by vote of a majority of the shares entitled to vote at such meeting provided that the notice of such shareholders’ meeting shall have included notice of any such shareholders’ proposed repeal or change.
Shareholder Action by Written Consent
The KBCA and Stock Yards Bancorp’s bylaws expressly allow shareholders to act without a meeting. If all shareholders entitled to vote on an action consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders.
Special Meetings of Shareholders
Stock Yards Bancorp’s bylaws allow for special meetings of the shareholders to be called at any time by the Chairman of its board of directors, the CEO, a majority of the board of directors, or, upon written demand, by the holders of not less than 33 1/3% of all shares entitled to vote on any proposed issue to be considered at such meeting.
Record Date:
The Stock Yards Bancorp board of directors must fix the record date for the determination of shareholders on a date that is not more than 70 days and, in the case of a meeting of shareholders, not less than ten days before the date of which the particular action requiring such determination of shareholders, is to be taken.

Quorum
At any meeting of the shareholders, the holders of record of a majority of Stock Yards Bancorp’s issued and outstanding capital stock then having voting rights, present in person or represented by proxy, shall constitute a quorum for the transaction of business.
Notice of Shareholder Actions/Meetings
At least ten days and not more than 60 days before each meeting of shareholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder.
Advance Notice Requirements for Shareholder Nominations and Other Proposals
In order for a shareholder to properly bring any item of business before a meeting of shareholders, such shareholder must give timely notice thereof in writing to Stock Yards Bancorp in compliance with the requirements of the Stock Yards Bancorp bylaws. To be timely, the notice must be given not later than the close of business on the 90th day before the first anniversary of the preceding year’s annual meeting and must contain certain specified information concerning the person to be nominated or the matter to be brought before the meeting and concerning the shareholder submitting the proposal.
Limitation of Liability of Directors and Officers
Stock Yards Bancorp’s articles of incorporation and bylaws state that the Stock Yards Bancorp directors shall not be personally liable to Stock Yards Bancorp or the shareholders for monetary damages for breach of any fiduciary duty as a director of Stock Yards Bancorp, except for liability (i) for any transaction in which the director’s personal, financial interest is in conflict with the financial interests of Stock Yards Bancorp, (ii) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law, (iii) for any vote for or assent to an unlawful distribution to shareholders prohibited under the KBCA, or (iv) any transaction in which the director derived an improper personal benefit.
Indemnification of Directors and Officers
Stock Yards Bancorp’s bylaws require the company to indemnify, to the fullest extent permitted by law, any person made a party to any proceeding against any liability incurred by such person by reason of the fact that the person was a director of Stock Yards Bancorp if (a) they conducted themself in good faith; and (b) they reasonably believed (1) in the case of conduct in their official capacity with Stock Yards Bancorp, that their conduct was in its best interests; and (2) in all other cases, that his conduct was at least not opposed to Stock Yards Bancorp’s best interests; and (c) in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful.
Anti-Takeover Provisions
Stock Yards Bancorp’s articles of incorporation and bylaws contain a number of provisions that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shareholders’ shares. Those provisions include: (i) requiring special voting approvals for certain types of business combination transactions; (ii) an advance notice procedure with regard to the nomination, other than by or at the direction of the board of directors, of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of our shareholders; (iii) limitations on the right of its shareholders to remove directors from office to those circumstances meeting the definition of “cause” under the articles of incorporation; and (iv) its unissued shares of common stock and preferred stock are available for future issuance without shareholder approval, subject to limitations imposed by the NASDAQ.
Shareholder Rights Plan/ Shareholders Agreement
Stock Yards Bancorp does not currently have a shareholder rights plan or a shareholders agreement in effect.

Listing and trading market for common stock
Stock Yards Bancorp common stock is listed on the NASDAQ under the symbol “SYBT.”
Transfer agent and registrar
The transfer agent and registrar for the Stock Yards Bancorp common stock is Computershare Investor Services LLC.
DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary receipts representing interests in shares of particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a depositary agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.
While the depositary agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, unless otherwise stated in the applicable prospectus supplement, all depositary agreements relating to preferred stock we issue will include the following provisions:
Dividends and Other Distributions
Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.
Withdrawal of Preferred Stock
A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.
Voting
Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference
In the event of our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.
Conversion
If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.
Amendment and Termination of a Depositary Agreement
We and the depositary may amend a depositary agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a depositary agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a depositary agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the depositary agreement relate available to the holders of those depositary shares. A depositary agreement will automatically terminate if:
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all outstanding depositary shares to which it relates have been redeemed or converted; or

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the depositary has made a final distribution to the holders of the depositary shares issued under the depositary agreement upon our liquidation, dissolution or winding up.

Miscellaneous
There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the depositary agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.
The preceding description and any description of depositary shares in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of depositary receipt which will be filed with the SEC in connection with the offering of such depositary shares.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
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the title of the warrants;

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the designation, amount and terms of the securities for which the warrants are exercisable;

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the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

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the price or prices at which the warrants will be issued;

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the aggregate number of warrants;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

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the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

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the maximum or minimum number of warrants that may be exercised at any time; and

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information with respect to book-entry procedures, if any.

Exercise of Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.
The preceding description and any description of warrants in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of warrant which will be filed with the SEC in connection with the offering of such warrants.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including contracts obligating or entitling holders to purchase from us, and obligating or entitling us to sell to holders, a specific number of shares of common stock, preferred stock, debt securities or other securities, property or assets, at a future date or dates. Alternatively, the purchase contracts may obligate or entitle us to purchase from holders, and obligate or entitle holders to sell to us, a specific or varying number of shares of preferred stock, common stock, debt securities or other securities, property or assets, at a future date. The price per share of preferred stock or common stock may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and debt securities, undivided beneficial ownership interests in debt securities or shares of preferred stock or debt obligations of third parties, including U.S. Treasury securities, securing holders’ obligations to purchase the preferred stock, common stock, debt securities or other securities, property or assets, under the purchase contracts. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations in a specified manner. The terms of any purchase contracts and any related guarantee will be described in the applicable prospectus supplement.
The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of purchase contract agreement which will be filed with the SEC in connection with the offering of such purchase contracts.
DESCRIPTION OF UNITS
We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable prospectus supplement may describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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the terms of the unit agreement governing the units;

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United States federal income tax considerations relevant to the units; and

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whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit agreement which will be filed with the SEC in connection with the offering of such units.
SELLING SHAREHOLDERS
Information about selling shareholders, when applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.
PLAN OF DISTRIBUTION
We or the selling shareholders may sell the securities being offered hereby in one or more of the following ways from time to time:
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to underwriters for resale to purchasers;

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directly to purchasers;

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through agents or dealers to purchasers; or

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through a combination of any of the foregoing methods of sale.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Frost Brown Todd LLP, Louisville, Kentucky.
EXPERTS
The consolidated financial statements and the effectiveness of our internal control over financial reporting, incorporated in this Registration Statement by reference from our Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Forvis Mazars, LLP, an independent registered public accounting firm, as stated in their report thereon, and have been incorporated in this prospectus in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS
1,631,002 Shares of Common Stock
This prospectus relates to the resale of an aggregate of 1,631,002 shares of common stock, no par value (the “common stock”) of Stock Yards Bancorp, Inc. (“our,” “we,” “us,” the “Company” or “Stock Yards Bancorp”), issued to the selling shareholders listed on page 10 of this prospectus (the “Selling Shareholders”) in connection with the Registration Rights Agreement (as defined herein).
The Selling Shareholders may elect to sell, from time to time, the shares of common stock offered pursuant to this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Shareholders may elect to sell their shares of common stock in the section titled “Plan of Distribution” on page 10 of this prospectus. We will not receive any proceeds from the shares of common stock sold by the Selling Shareholders.
Stock Yards Bancorp’s common stock is listed on the Nasdaq Stock Market (the “NASDAQ”) under the symbol “SYBT.” The last reported sale price of our common shares on December 2, 2024, was $76.80 per share.
The securities offered by this prospectus are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of Stock Yards Bancorp, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in this prospectus and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 4.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 4, 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using an automatic “shelf” registration process. Both this prospectus and any accompanying prospectus supplement include or incorporate by reference important information about us, our common stock and other information you should know before investing.
We are filing this prospectus to satisfy one of our obligations under the registration rights agreement, dated as of March 3, 2022 (the “Registration Rights Agreement”), entered into in connection with the merger of Commonwealth Bancshares, Inc. with and into Stock Yards Bancorp (the “Commonwealth Merger”). The shares of common stock were issued on March 7, 2022 in a private transaction exempt from registration in connection with the Commonwealth Merger. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of the shares of common stock by the Selling Shareholders.
You should only rely on the information contained or incorporated by reference in this prospectus. Neither we nor any Selling Shareholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any Selling Shareholder are making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted.
Unless the context requires otherwise, references to “Stock Yards Bancorp,” the “Company,” “we,” “our,” “ours” and “us” are to Stock Yards Bancorp and its subsidiaries.
You should assume that the information in this prospectus is accurate as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s internet site can be found at http://www.sec.gov. We make available free of charge most of our SEC filings on the investor relations page of our website at https://stockyardsbancorp.q4ir.com/corporate-overview/corporate-profile/ as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus or incorporated by reference into this prospectus.
This prospectus is part of a registration statement filed on Form S-3ASR with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated by the SEC thereunder. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and our common stock, you should read the entire registration statement and the additional information described under “Incorporation of Certain Documents by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information that Stock Yards Bancorp files with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this prospectus. We incorporate by reference into this prospectus the following documents that Stock Yards Bancorp has already filed with the SEC (other than any portion of such filings that are furnished, rather than filed, under the SEC’s applicable rules):

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Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 27, 2024;

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Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2024, filed on May 7, 2024, the quarterly period ended June 30, 2024, filed on August 6, 2024, and the quarterly period ended September 30, 2024, filed on November 5, 2024;

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Current Reports on Form 8-K, filed on May 1, 2024 and August 21, 2024;

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The Definitive Proxy Statement on Schedule 14A filed with the SEC on March 14, 2024; and

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The description of Stock Yards Bancorp’s common stock set forth in its registration statement on Form 8-A Filed on July 22, 2005, as updated by Exhibit 4.1 to Stock Yards Bancorp’s Form 10-K for the year ended December 31, 2023, filed on February 27, 2024.

We incorporate by reference additional documents that Stock Yards Bancorp may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and before the termination of the offering of the securities described in this prospectus (other than any information that has been “furnished” but not “filed” for purposes of the Exchange Act and applicable SEC rules). These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge, upon written or oral request, a copy to each person to whom this prospectus is delivered of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to Stock Yards Bancorp, Inc., 1040 East Main Street, Louisville, Kentucky 40206 Attn: Chief Financial Officer (telephone number: (502) 582-2571).
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This document contains statements relating to future results of Bancorp that are considered “forward-looking” as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the statement. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believe,” “can,” “conclude,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “may,” “might,” “outlook,” “possible,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “will likely,” “would,” or other similar expressions. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control.
Forward-looking statements detail management’s expectations regarding the future and are based on information known to management only as of the date the statements are made and management undertakes no obligation to update forward-looking statements to reflect events or circumstances that occur after the date forward-looking statements are made, except as required by applicable regulation.
As set forth more fully under “Part I, Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent combined Quarterly Reports on Form 10-Q, each of which is incorporated by reference herein, important factors that could cause actual results, performance, or achievements to differ materially from those expressed in or implied by forward-looking statements include, without limitation, the following:

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changes in, or forecasts of, future political and economic conditions, inflation or recession and efforts to control related development;

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changes in the credit quality of Stock Yards Bancorp’s customers and counterparties, deteriorating asset quality and charge-off levels;

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accuracy of assumptions and estimates used in establishing the Allowance for Credit Losses on loans, Allowance for Credit Losses for off-balance sheet credit exposures and other estimates;

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impairment of investment securities, goodwill, other intangible assets or Deferred Tax Assets;

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ability to effectively navigate an economic slowdown or other economic or market disruptions;

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changes in laws and regulations or the interpretation thereof;

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changes in fiscal, monetary, and/or regulatory policies;

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changes in tax polices including but not limited to changes in federal and state statutory rates;

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behavior of securities and capital markets, including changes in market volatility and liquidity;

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ability to effectively manage capital and liquidity;

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long-term and short-term interest rate fluctuations, as well as the shape of the U.S. Treasury yield curve;

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the magnitude and frequency of changes to the Federal Funds Target Rate implemented by the Federal Open Market Committee of the Federal Reserve Bank;

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competitive product and pricing pressures;

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projections of revenue, expenses, capital expenditures, losses, Earnings Per Share, dividends, capital structure, etc.;

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integration of acquired financial institutions, businesses or future acquisitions;

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changes in the credit quality of Stock Yards Bancorp’s customers and counterparties, deteriorating asset quality and charge-off levels;

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changes in technology instituted by Stock Yards Bancorp, its counterparties or competitors;

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changes to or the effectiveness of Stock Yards Bancorp’s overall internal control environment;

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adequacy of Stock Yards Bancorp’s risk management framework, disclosure controls and procedures and internal control over financial reporting;

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changes in applicable accounting standards, including the introduction of new accounting standards;

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changes in investor sentiment or consumer/business spending or savings behavior;

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ability to appropriately address social, environmental and sustainability concerns that may arise from business activities;

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occurrence of natural or man-made disasters or calamities, including health emergencies, the spread of infectious diseases, pandemics or outbreaks of hostilities, and Stock Yards Bancorp’s ability to deal effectively with disruptions caused by the foregoing;

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ability to maintain the security of its financial, accounting, technology, data processing and other operational systems and facilities;

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ability to withstand disruptions that may be caused by any failure of its operational systems or those of third parties;

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ability to effectively defend itself against cyberattacks or other attempts by unauthorized parties to access information of Stock Yards Bancorp, it’s vendors or its customers or to disrupt systems; and

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other risks and uncertainties reported from time-to-time in Stock Yards Bancorp’s filings with the SEC, including Part I Item 1A “Risk Factors” of Stock Yards Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2023.

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We also direct readers to the other risks and uncertainties discussed in other documents we file with the SEC.
The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision to purchase our securities. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.
PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You carefully should read the entire prospectus, any accompanying prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein and in any accompanying prospectus supplement and any related free writing prospectus, and under a similar heading in other documents that are incorporated by reference into this prospectus. You also should carefully read the information incorporated by reference into this prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus is a part.
Company Overview
Stock Yards Bancorp, Inc. is a financial holding company, headquartered in Louisville, Kentucky. Stock Yards Bancorp is the holding company for Stock Yards Bank & Trust Company (“Stock Yards Bank”). Stock Yards Bancorp, which was incorporated in 1988 in Kentucky, is registered with, and subject to supervision, regulation and examination by, the Board of Governors of the Federal Reserve System. Stock Yards Bank, chartered in 1904, is a state-chartered non-member financial institution that provides services in Louisville, central, eastern and northern Kentucky, as well as the Indianapolis, Indiana and Cincinnati, Ohio metropolitan markets through 72 full service banking center locations.
As of September 30, 2024, Stock Yards Bancorp had total consolidated assets of approximately $8.43 billion, total loans of approximately $6.28 billion, total deposits of approximately $6.73 billion, and total shareholders’ equity of approximately $934 million. As of September 30, 2024, Stock Yards Bancorp had approximately $7.32 billion of assets under management as part of its Wealth Management & Trust operations. Stock Yards Bank is registered with, and subject to supervision, regulation and examination by the Federal Deposit Insurance Corporation and the Kentucky Department of Financial Institutions.
Corporate Information
Our executive offices are located at 1040 East Main Street, Louisville, Kentucky 40206. Our telephone number is (502) 582-2571. Our website address is https://www.syb.com. The information on our website is not part of this prospectus and is not incorporated into this prospectus.
RISK FACTORS
Before you invest in our common stock, in addition to the other information in this prospectus, you should carefully consider the risk factors discussed under “Part I, Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as well as

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other risk factors described under “Risk Factors” in any prospectus supplement to this prospectus. These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Incorporation of Certain Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”
USE OF PROCEEDS
The proceeds from any sale of our common stock by the Selling Shareholders under this prospectus are solely for the account of the Selling Shareholders. We will not receive any proceeds from any sale of our common stock by the Selling Shareholders.
All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders.
DESCRIPTION OF CAPITAL STOCK
The Selling Shareholders may offer from time to time up to 1,631,002 shares of our common stock, no par value.
The following is a description of our capital stock and the material provisions of Stock Yards Bancorp’s amended and restated articles of incorporation, as amended (the “articles”) and bylaws (the “bylaws”). The following summary of the terms of the capital stock of Stock Yards Bancorp is not intended to be complete and is subject in all respects to the applicable provisions of federal law governing bank holding companies, the Kentucky Business Corporation Act (the “KBCA”) and Stock Yards Bancorp’s articles and bylaws. See the section entitled “Where You Can Find More Information” on page 1 for more information.
General
The authorized capital stock of Stock Yards Bancorp consists of 40,000,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, no par value. As of December 2, 2024, 29,431,116 shares of Stock Yards Bancorp common stock were outstanding, and no shares of Stock Yards Bancorp preferred stock were outstanding. Stock Yards Bancorp preferred stock may be issued in one or more series with those terms and at those times and for any consideration as the Stock Yards Bancorp board of directors determines.
Common Stock
The outstanding shares of Stock Yards Bancorp common stock are fully paid and nonassessable. Holders of shares of Stock Yards Bancorp common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Holders of shares of Stock Yards Bancorp common stock do not have preemptive rights and are not entitled to cumulative voting rights with respect to the election of directors. Holders of shares of Stock Yards Bancorp common stock are entitled to receive and share equally in dividends, if, as, and when such dividends are declared by our board of directors out of assets legally available for such purpose, subject to the rights of holders of any class or series of preferred stock which may then be outstanding. Shares of Stock Yards Bancorp common stock are neither redeemable nor convertible into other securities, and there are no sinking fund provisions with respect to the Stock Yards Bancorp common stock.
Subject to the preferences applicable to any shares of Stock Yards Bancorp preferred stock outstanding at the time, holders of shares of Stock Yards Bancorp common stock are entitled to, in the event of liquidation, share pro rata in all assets remaining after payment of liabilities.
Preferred Stock
No shares of Stock Yards Bancorp preferred stock are currently outstanding. Stock Yards Bancorp preferred stock may be issued by vote of the Stock Yards Bancorp board of directors without shareholder approval. Stock Yards Bancorp preferred stock may be issued in one or more classes and series, with such designations, voting rights (or without voting rights), redemption, conversion or sinking fund provisions, dividend rates or provisions, liquidation rights, and other preferences and limitations as the Stock Yards

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Bancorp board of directors may determine in the exercise of its business judgment. Stock Yards Bancorp preferred stock may be issued by the Stock Yards Bancorp board of directors for a variety of reasons.
Shares of Stock Yards Bancorp preferred stock could be issued in public or private transactions in one or more (isolated or series of) issues. The shares of any issue of Stock Yards Bancorp preferred stock could be issued with rights, including voting, dividend, and liquidation features, superior to those of any issue or class of shares, including the shares of Stock Yards Bancorp common stock to be issued in connection with the merger. The issuance of shares of Stock Yards Bancorp preferred stock could serve to dilute the voting rights or ownership percentage of the holders of Stock Yards Bancorp common stock. The issuance of Stock Yards Bancorp preferred stock might also serve to deter or block any attempt to obtain control of Stock Yards Bancorp or to facilitate any such attempt.
Stock Yards Bancorp’s Articles and Bylaws
Authorized but Unissued Shares
Stock Yards Bancorp is authorized to issue 40,000,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, no par value per share. The board of directors may issue shares of the preferred stock from time to time, in one or more series, without shareholder approval. The board of directors may determine the preferences, limitations and relative rights, to the extent permitted by Kentucky law, of any class, or series within a class, of preferred stock that it designates.
Preemptive Rights
The shareholders of Stock Yards Bancorp do not have any preemptive rights.
Dividend Rights
Stock Yards Bancorp shareholders are entitled to receive and share equally in the dividends, if, as, and when such dividends are declared by the Stock Yards Bancorp board of directors out of assets legally available for such purpose, subject to the rights of holders of any class or series of preferred stock which may then be outstanding.
Voting Rights
Stock Yards Bancorp’s shareholders are entitled to voting rights of one vote per share on all matters which require their vote and do not have the right to cumulate votes in the election of directors.
Size of Board of Directors
Stock Yards Bancorp’s articles of incorporation state that its board shall be composed of not less than nine directors and the bylaws provide that the number shall not be less than nine nor more than 20 directors. Within those limits, the number of directors will be fixed by resolution of the board, subject to revision by resolution of the shareholders of Stock Yards Bancorp.
Classes of Directors
Each director shall be elected to serve a term of one year, with each director’s term to expire at the annual meeting of shareholders next following the director’s election as a director. Notwithstanding the expiration of the term of a director, the director shall continue to serve until the director’s successor shall be elected and qualified. The board of directors is not classified.
Election of Directors
The Stock Yards Bancorp directors are elected by shareholders of Stock Yards Bancorp at an annual meeting of shareholders or a special meeting called for the purpose of electing directors. The articles of incorporation and bylaws require majority voting for the election of directors in uncontested elections. This means that the director nominees in an uncontested election for directors must receive a number of votes

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cast “for” his or her election that exceeds the number of votes cast “against.” If the number of nominees exceeds the number of directors to be elected, the directors are elected by a plurality of the votes cast.
Vacancies on the Board of Directors
Any vacancies and newly created directorships resulting from any increase in the number of directors on the Stock Yards Bancorp board is filled by a majority vote of the Stock Yards Bancorp directors, even if the number of such votes are less than a quorum, or by the sole remaining director. Each such elected director serves until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.
Removal or Resignation of Directors
A director of Stock Yards Bancorp may only be removed for cause and only by the affirmative vote of a majority of the then outstanding shares of capital stock entitled to vote in the election of the Stock Yards Bancorp directors.
Nominees for directors in uncontested elections are elected by a majority of votes cast in the election. An incumbent director who fails to receive a majority vote in an uncontested election in accordance with Stock Yards Bancorp’s articles of incorporation and bylaws shall, within five days following the certification of the election results, tender his or her written resignation to the Chairman of the Board for consideration by Stock Yards Bancorp’s Nominating and Corporate Governance Committee.
Amendments to Organizational Documents
Except as otherwise specified therein, the Stock Yards Bancorp articles of incorporation may be amended if proposed by the Stock Yards Bancorp board of directors and approved by the affirmative vote of a majority of the outstanding shares entitled to vote. With respect to provisions relating to the approval of certain types of business combination transactions, the Stock Yards Bancorp board of directors may propose an amendment to the charter for submission to the shareholders and will be adopted by the shareholders if approved by at least (i) 80% of the voting power of the then outstanding shares of capital stock entitled to vote, voting as a single class, and (ii) two-thirds of the voting power of the then outstanding shares of capital stock entitled to vote which is not beneficially owned by an interested shareholder (as defined in the articles of incorporation), voting together as a single class. With respect to provisions relating to the removal of directors, the Stock Yards Bancorp board of directors may propose an amendment to the charter for submission to the shareholders and will be adopted by the shareholders if approved by at least two-thirds of the voting power of the then outstanding shares of capital stock entitled to vote, voting as a single class.
Stock Yards Bancorp’s bylaws may be amended by the majority vote of the entire Stock Yards Bancorp board of directors at any regular or special meeting of the board of directors at which a quorum is present, subject, however, to repeal or change by action of the shareholders at any annual or special meeting of shareholders at which a quorum is present by vote of a majority of the shares entitled to vote at such meeting provided that the notice of such shareholders’ meeting shall have included notice of any such shareholders’ proposed repeal or change.
Shareholder Action by Written Consent
The KBCA and Stock Yards Bancorp’s bylaws expressly allow shareholders to act without a meeting. If all shareholders entitled to vote on an action consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders.
Special Meetings of Shareholders
Stock Yards Bancorp’s bylaws allow for special meetings of the shareholders to be called at any time by the Chairman of its board of directors, the CEO, a majority of the board of directors, or, upon written

7

demand, by the holders of not less than 33 1/3% of all shares entitled to vote on any proposed issue to be considered at such meeting.
Record Date:
The Stock Yards Bancorp board of directors must fix the record date for the determination of shareholders on a date that is not more than 70 days and, in the case of a meeting of shareholders, not less than ten days before the date of which the particular action requiring such determination of shareholders, is to be taken.
Quorum
At any meeting of the shareholders, the holders of record of a majority of Stock Yards Bancorp’s issued and outstanding capital stock then having voting rights, present in person or represented by proxy, shall constitute a quorum for the transaction of business.
Notice of Shareholder Actions/Meetings
At least ten days and not more than 60 days before each meeting of shareholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder.
Advance Notice Requirements for Shareholder Nominations and Other Proposals
In order for a shareholder to properly bring any item of business before a meeting of shareholders, such shareholder must give timely notice thereof in writing to Stock Yards Bancorp in compliance with the requirements of the Stock Yards Bancorp bylaws. To be timely, the notice must be given not later than the close of business on the 90th day before the first anniversary of the preceding year’s annual meeting and must contain certain specified information concerning the person to be nominated or the matter to be brought before the meeting and concerning the shareholder submitting the proposal.
Limitation of Liability of Directors and Officers
Stock Yards Bancorp’s articles of incorporation and bylaws state that the Stock Yards Bancorp directors shall not be personally liable to Stock Yards Bancorp or the shareholders for monetary damages for breach of any fiduciary duty as a director of Stock Yards Bancorp, except for liability (i) for any transaction in which the director’s personal, financial interest is in conflict with the financial interests of Stock Yards Bancorp, (ii) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law, (iii) for any vote for or assent to an unlawful distribution to shareholders prohibited under the KBCA, or (iv) any transaction in which the director derived an improper personal benefit.
Indemnification of Directors and Officers
Stock Yards Bancorp’s bylaws require the company to indemnify, to the fullest extent permitted by law, any person made a party to any proceeding against any liability incurred by such person by reason of the fact that the person was a director of Stock Yards Bancorp if (a) they conducted themself in good faith; and (b) they reasonably believed (1) in the case of conduct in their official capacity with Stock Yards Bancorp, that their conduct was in its best interests; and (2) in all other cases, that his conduct was at least not opposed to Stock Yards Bancorp’s best interests; and (c) in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful.
Anti-Takeover Provisions
Stock Yards Bancorp’s articles of incorporation and bylaws contain a number of provisions that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shareholders’ shares. Those provisions include: (i) requiring special

8

voting approvals for certain types of business combination transactions; (ii) an advance notice procedure with regard to the nomination, other than by or at the direction of the board of directors, of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of our shareholders; (iii) limitations on the right of its shareholders to remove directors from office to those circumstances meeting the definition of “cause” under the articles of incorporation; and (iv) its unissued shares of common stock and preferred stock are available for future issuance without shareholder approval, subject to limitations imposed by the NASDAQ.
Shareholder Rights Plan/ Shareholders Agreement
Stock Yards Bancorp does not currently have a shareholder rights plan or a shareholders agreement in effect.
Listing and trading market for common stock
Stock Yards Bancorp common stock is listed on the Nasdaq Stock Market under the symbol “SYBT.”
Transfer agent and registrar
The transfer agent and registrar for the Stock Yards Bancorp common stock is Computershare Investor Services LLC.
SELLING SHAREHOLDERS
The Selling Shareholders named in this prospectus, including their respective donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the Selling Shareholders as a gift, pledge, partnership distribution or other transfer, may offer and sell up to 1,631,002 shares of our common stock. Other than disclosed herein, the foregoing shares represent all the shares of common stock reported to us as held by the Selling Shareholders as of December 4, 2024.
Effective as of March 3, 2022, the Company and the Selling Shareholders named in this prospectus entered into the Registration Rights Agreement, pursuant to which we agreed to register the shares of our common stock held by the Selling Shareholders. We are registering the shares of the Selling Shareholders to fulfill our obligations under the Registration Rights Agreement. We have agreed to pay all fees and expenses incurred in connection with this registration, but not any selling expenses of any Selling Shareholders (including all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of shares of common stock and fees and disbursements of counsel for any Selling Shareholder).
The table below sets forth certain information known to us, based upon written representations from the Selling Shareholders, with respect to the beneficial ownership of our shares of common stock held by the Selling Shareholders as of December 4, 2024. Because the Selling Shareholders may sell, transfer or otherwise dispose of all, some or none of the shares of common stock covered by this prospectus, we cannot determine the number of shares that will be sold, transferred or otherwise disposed of by the Selling Shareholders, or the amount or percentage of shares of common stock that will be held by the Selling Shareholders upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the Selling Shareholders will sell all of their shares of common stock covered by this prospectus.
The following table sets forth information regarding the beneficial ownership of our shares of common stock by the Selling Shareholders, immediately before and as adjusted to give effect to this offering. Percentage of beneficial ownership is based on 29,431,116 shares of common stock outstanding as of December 2, 2024. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof or to dispose or direct the disposition thereof, or has the right to acquire any such powers within 60 days. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the

9

table possesses sole voting and dispositive power over all shares of common stock shown as beneficially owned by the shareholder.
To our knowledge, except as may be disclosed herein, none of the selling shareholders (i) currently have or within the past three years have had, any position, office or other material relationship with the Company or any of our affiliates or (ii) is a broker-dealer, or at the time of the acquisition of our common stock had a direct or indirect agreement or understanding with any person to distribute any of our common stock.
	Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After Offering(1)
Name	Number		Number	% of Class
Darrell Wells Trust(2)	31,905	31,905	—	*
Laura Lee Wells(3)	15,567	13,824	1,743	*
The Darrell R. Wells Revocable Trust dated March 8, 2024(4)	1,375,175	1,375,175	—	*
The Margaret C. Wells Revocable Trust dated March 8, 2024(5)	210,098	210,098	—	*

*
Represents less than one percent (1%) of the total aggregate amount of common shares outstanding as of December 2, 2024.

(1)
Assumes the sale of all shares offered pursuant to this prospectus.

(2)
Stock Yards Bank & Trust Company, Successor Trustee of the Darrell Wells Trust, has voting and dispositive power over the shares held by the Darrell Wells Trust.

(3)
Laura Lee Wells is a member of our Board of Directors.

(4)
Darrell R. Wells, Trustee of The Darrell R. Wells Revocable Trust, has voting and dispositive power over the shares held by The Darrell R. Wells Revocable Trust.

(5)
Margaret C. Wells, Trustee of The Margaret C. Wells Revocable Trust, has voting and dispositive power over the shares held by The Margaret C. Wells Revocable Trust.

PLAN OF DISTRIBUTION
The Selling Shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which such common stock is traded or in private transactions. These prices will be determined by the Selling Shareholders or by agreement between the Selling Shareholders and underwriters, broker-dealers or agents who may receive fees or commissions in connection with any such sale.
The Selling Shareholders may use any one or more of the following methods when disposing of the offered shares of common stock:
•
sales on the NASDAQ or any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

•
to or through underwriters, brokers or dealers;

•
directly to one or more purchasers;

•
through agents;

•
“at the market offerings” to or through market makers or into an existing market for the securities;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades (which may involve crosses) in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

10

•
privately negotiated transactions;

•
an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;

•
short sales (including short sales “against the box”);

•
through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•
by pledge to secure debts and other obligations;

•
in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•
broker-dealers may agree to sell a specified number of such common stock at a stipulated price per share;

•
through the distributions of the shares by any selling shareholder to its general or limited partners, members, managers, affiliates, funds, employees, directors or shareholders;

•
in option transactions;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law and described in an applicable prospectus supplement.

Any public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers may be changed from time to time.
The Selling Shareholders may effect the distribution of the securities from time to time in one or more transactions either:
•
at a fixed price or prices, which may be changed from time to time;

•
at market prices prevailing at the time of sale;

•
at prices relating to the prevailing market prices; or

•
at negotiated prices.

The Selling Shareholders may act independently of us in making decisions with respect to the timing, manner and size of each of each sale.
The Selling Shareholders may transfer their shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
Offers to purchase securities may be solicited directly by the Selling Shareholders and the sale thereof may be made by the Selling Shareholders directly to institutional investors or others. In such a case, no underwriters or agents would be involved. The Selling Shareholders may use electronic media, including the internet, to sell offered securities directly.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated

11

transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. Depending on the type of offering, the underwriters may be obligated to purchase all of the securities if they purchase any of the securities. The underwriters may receive compensation from the Selling Shareholders, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.
The Selling Shareholders may offer the securities covered by this prospectus into an existing trading market on the terms described herein. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in a prospectus supplement relating thereto. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement.
The Selling Shareholders may sell the securities through agents from time to time. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
If the Selling Shareholders utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, the selling shareholder may sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.
In effecting sales, broker-dealers or agents engaged by the selling shareholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts, or concessions from the selling shareholder in amounts to be negotiated immediately before the sale. Such compensation may be in excess of customary discounts, concessions or commissions.
In connection with the sale of the securities or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities covered by this prospectus in the course of hedging the positions they assume. The Selling Shareholders may also sell short the securities covered by this prospectus and deliver the securities to close out short positions, or loan or pledge the securities covered by this prospectus to broker-dealers that in turn may sell these securities. The Selling Shareholders may enter into options or other transactions with broker-dealers or other financial institution that involve the delivery of the shares offered hereby to the broker-dealers or other financial institution, who may then resell or otherwise transfer those securities.
A selling shareholder that is an entity may elect to make a pro rata in-kind distribution of shares of common stock to its members, partners or shareholders. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file an amendment or supplement to this prospectus in order to permit the distributees to use this prospectus to resell the common stock acquired in the distribution. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through this registration statement. A selling shareholder that is an individual may make gifts of shares of common stock covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file an amendment or supplement to this prospectus naming such donees. Unless the context otherwise requires, as used in this prospectus, “selling shareholder” includes donees, pledgees, transferees or other successors-in-interest selling shares received from the selling shareholder as the result of a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in an amendment or supplement to this prospectus.
Any underwriter, broker-dealer, or agent that participates in the distribution of the securities may be deemed to be an “underwriter” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in an amendment or supplement to this prospectus. Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable amendment or supplement to this prospectus.

12

The aggregate proceeds to the selling shareholder from the sale of any securities will be the purchase price of such securities less discounts and commissions, if any.
Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.
Agents, broker-dealers and underwriters may be entitled to indemnification by us and, if applicable, the selling shareholder, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.
Agents, broker-dealers and underwriters or their affiliates may engage in transactions with, or perform services for, the Selling Shareholders (or their affiliates) in the ordinary course of business. The Selling Shareholders may also use underwriters or other third parties with whom such Selling Shareholders have a material relationship. The Selling Shareholders (or their affiliates) will describe the nature of any such relationship in the applicable amendment or supplement to this prospectus.
The Selling Shareholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Shareholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the actions of the Selling Shareholders and their respective affiliates.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
There can be no assurances that the Selling Shareholders will sell, nor are the Selling Shareholders required to sell, any or all of the securities offered under this prospectus.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling securities under this prospectus, the Selling Shareholders may sell the securities offered under Rule 144 or pursuant to any other available exemptions from the registration requirements of the Securities Act, if, when and to the extent such exemption is available to them at the time of such sale.
LEGAL MATTERS
The validity of the securities offered will be passed upon by Frost Brown Todd LLP, Louisville, Kentucky.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of our internal control over financial reporting, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Forvis Mazars, LLP, an independent registered public accounting firm, as stated in their report thereon, and have been incorporated in this prospectus in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

13

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions payable by us or any selling shareholders, to be incurred by the registrant in connection with the sale or distribution of securities registered under this registration statement:
Securities and Exchange Commission Registration Fee	$(1)*
Trustee Fees and Expenses	$(2)
Transfer Agent Fees and Expenses	$(2)
Printing and Engraving Fees and Expenses	$(2)
Accounting Fees and Expenses	$(2)
Legal Fees and Expenses	$(2)
Miscellaneous	$(2)
Total	$(2)

(1)
To be deferred pursuant to Rule 456(b) of the Securities Act, and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act.

(2)
These fees cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

*
Excludes registration fees of $8,043.52 that were previously paid by the registrant relating to certain securities (the “Carry-Forward Securities”) previously registered pursuant to a prospectus supplement, filed with the SEC on April 6, 2022, to the Registration Statement on Form S-3 (File No. 333-261637) (the “Prior Registration Statement”). The Prior Registration Statement was filed with the SEC and became automatically effective on December 14, 2021. Pursuant to Rule 415(a)(6) under the Securities Act, the registration fee relating to the Carry-Forward Securities under the Prior Registration Statement will continue to be applied to such securities hereunder.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 271B.8-510 of the Kentucky Revised Statutes (“KRS”) empowers a Kentucky corporation to indemnify an individual (including his estate) who was, is or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith; (ii) he honestly believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation’s best interests and, in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification may be made against the obligation to pay a judgment, settlement, penalty, fine, or reasonable expenses (including counsel fees) incurred with respect to a proceeding, except that if the proceeding was by or in the right of the corporation, indemnification may be made only against reasonable expenses incurred in connection with the proceeding.
A corporation may not indemnify a director under KRS 271B.8-510 in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Pursuant to KRS 271B.8-530, a corporation may pay for or reimburse the reasonable expenses incurred by a director in advance of final disposition of the proceeding if (i) the director undertakes in writing the personal obligation to repay such advance upon an ultimate determination that he failed to meet such standard of conduct; and (ii) the corporation determines that the facts then known to those making the determination would not preclude indemnification.
Unless limited by the articles of incorporation, a director who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation is entitled to indemnification against reasonable expenses incurred by him in connection with the proceeding. Unless limited by its articles of incorporation, a Kentucky corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors.
The indemnification provided by or granted pursuant to KRS 271B.8-510 is not exclusive of any rights to which those seeking indemnification may otherwise be entitled. KRS 271B.8-570 empowers a Kentucky corporation to purchase and maintain insurance on behalf of its directors, officers, employees, or agents of the corporation, whether or not the corporation would have the power under KRS 271B.8-510 or 271B.8-520 to indemnify them against such liability. Stock Yards Bancorp has purchased and maintains directors’ and officers’ liability insurance which insures the directors and officers against certain liabilities, including liabilities under the Securities Act of 1933. Stock Yards Bancorp has also entered into an agreement with each of its directors which requires the corporation to indemnify the director to the fullest extent permitted by Kentucky law.
The Stock Yards Bancorp bylaws require the corporation to indemnify, to the fullest extent permitted by the KBCA, any person made a party to any proceeding against any liability incurred by such person by reason of the fact that the person was a director of Stock Yards Bancorp if (a) he conducted himself in good faith; and (b) he reasonably believed (1) in the case of conduct in his official capacity with Stock Yards Bancorp, that his conduct was in its best interests; and (2) in all other cases, that his conduct was at least not opposed to Stock Yards Bancorp’s best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.
Article X of the Stock Yards Bancorp articles of incorporation limits the liability of directors of Stock Yards Bancorp pursuant to the KBCA. Under this article, directors generally will be personally liable to Stock Yards Bancorp or its shareholders for monetary damages only for transactions involving conflicts of interest or from which a director derives an improper personal benefit, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, and unlawful distributions.
ITEM 16.   EXHIBITS.
Exhibit Number	Description
1.1	Form of Underwriting Agreement*
3.1	Second Amended and Restated Articles of Incorporation of Stock Yards Bancorp, Inc., filed with the Secretary of State of Kentucky on April 25, 2013. Exhibit 3.1 to Stock Yards Bancorp’s current report on Form 8-K filed April 25, 2013, is incorporated by reference herein.
3.2	Articles of Amendment to the Second Amended and Restated Articles of Incorporation to change the name of the company to Stock Yards Bancorp, Inc., filed with the Secretary of State of Kentucky on April 23, 2014. Exhibit 3.1 to Stock Yards Bancorp’s current report on Form 8-K filed April 25, 2014, is incorporated by reference herein.
3.3	Articles of Amendment to the Second Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock and adopt majority voting in uncontested director elections, filed with the Secretary of State of Kentucky on April 23, 2015. Exhibit 3.1 to Stock Yards Bancorp’s current report on Form 8-K filed April 27, 2015, is incorporated by reference herein.
3.4	Bylaws of Stock Yards Bancorp, Inc. as Exhibit 3.1 to Stock Yards Bancorp’s current report on Form 8-K/A filed October 1, 2018, is incorporated by reference herein.
4.1	Form of Indenture for Senior Debt Securities.
4.2	Form of Indenture for Subordinated Debt Securities.

Exhibit Number	Description
4.3	Form of Senior Debt Security.*
4.4	Form of Subordinated Debt Security.*
4.5	Form of Depositary Agreement (including Form of Depositary Receipt).*
4.6	Form of Preferred Stock Certificate.*
4.7	Form of Articles of Amendment for series of Preferred Stock.*
4.8	Form of Warrant Agreement (including Form of Warrant Certificate).*
4.9	Form of Purchase Contract Agreement.*
4.10	Form of Unit Agreement (including Form of Unit Certificate).*
5.1	Opinion of Frost Brown Todd LLP as to the legality of the securities described in Base Prospectus and Resale Prospectus.
23.1	Consent of Forvis Mazars, LLP.
23.2	Consent of Frost Brown Todd LLP (contained in Exhibit 5.1).
24.1	Powers of Attorney (contained in the signature pages of this Registration Statement).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, under the Indenture for Senior Debt Securities.**
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, under the Indenture for Subordinated Debt Securities.**
107	Filing Fee Table

*
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering and incorporated herein by reference.

**
To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, if applicable.

ITEM 17.   UNDERTAKINGS.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, such undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on December 4, 2024.
STOCK YARDS BANCORP, INC.
By:
/s/ T. Clay Stinnett

T. Clay Stinnett, Executive Vice President, Treasurer and Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Hillebrand and T. Clay Stinnett his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3, and any and all additional registration statements filed under Securities and Exchange Commission Rule 462(e), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ James A. Hillebrand James A. Hillebrand	Chairman of the Board of Directors and CEO (Principal Executive Officer)	December 4, 2024
/s/ T. Clay Stinnett T. Clay Stinnett	EVP, Treasurer and CFO (Principal Financial Officer)	December 4, 2024
/s/ Michael B. Newton Michael B. Newton	SVP and Principal Accounting Officer	December 4, 2024
/s/ Philip S. Poindexter Philip S. Poindexter	Director and President	December 4, 2024
/s/ Stephen M. Priebe Stephen M. Priebe	Lead Director	December 4, 2024
/s/ Shannon B. Arvin Shannon B. Arvin	Director	December 4, 2024

Signature	Title	Date
/s/ Paul J. Bickel III Paul J. Bickel III	Director	December 4, 2024
/s/ Allison J. Donovan Allison J. Donovan	Director	December 4, 2024
/s/ David P. Heintzman David P. Heintzman	Director	December 4, 2024
/s/ Carl G. Herde Carl G. Herde	Director	December 4, 2024
/s/ Richard A. Lechleiter Richard A. Lechleiter	Director	December 4, 2024
/s/ Edwin S. Saunier Edwin S. Saunier	Director	December 4, 2024
/s/ John L. Schutte John L. Schutte	Director	December 4, 2024
/s/ Laura L. Wells Laura L. Wells	Director	December 4, 2024